Exhibit 99.1
Castellum, Inc. Announces New Strategic Alliance
VIENNA, Va,, April 18, 2024 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces a new strategic alliance between its subsidiary Specialty Systems, Inc. (“SSI”) (www.specialtysystems.com) and Epic Systems, Inc. (“Epic”) (www.epicinfotech.com).

The strategic alliance is in the form of a “Mentor-Protégé” arrangement pursuant to applicable rules of the Federal Acquisition Regulation (the “Alliance”). The Alliance allows for the bidding on government contracts utilizing Epic’s small business status while leveraging SSI’s 40+ years of past performance.

“We are pleased to announce this important Alliance with Epic,” said Mark Fuller, President and Chief Executive Officer of Castellum, Inc. (“Castellum” or the “Company”). “Our combined capabilities will enable us to jointly go after a broader array of government contracts both in Epic’s core information technology (“IT”) services area as well as in our cybersecurity, electronic warfare, and model-based systems engineering competencies. We are thrilled to be working with Epic.”

“We are delighted to embark on this new strategic journey with Castellum. With confidence in the synergies between our entities, we look forward to utilizing Castellum’s vast experience and our focused IT expertise in data analytics, cloud services, and in development, security, and operations (“DevSecOps”). We are confident that this Alliance will be a great win-win for our companies,” said Nirmala Nallamala, President of Epic Systems.

About Epic Systems, Inc.

Epic Systems, Inc. supports the development of IT infrastructure projects and modernizes mission-critical applications for federal agencies. Epic provides O&M, data analytics, cloud transformation, DevSecOps, and RPA services to clients, including the U.S. Department of Homeland Security and Office of Biometric Identity Management, the U.S. Customs and Border Protection, the U.S. Department of State, the U.S. Department of Defense, and the National Science Foundation - https://epicinfotech.com/.

About Castellum, Inc.

Castellum, Inc. is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,”

Exhibit 99.1
“goal,” “target,” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget; and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Mark Fuller, President and Chief Executive Officer
Phone: (703) 752-6157
Contact: Info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/baf625c8-402b-4434-a68a-d0a2ab66bb95